As filed with the Securities and Exchange Commission on November 22, 1999.

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                2092 Gaither Road
                            Rockville, Maryland 20850
Delaware                         (301) 296-2300                52-1837515
(State or other               (Address of principal         (I.R.S. Employer
jurisdiction of                 executive offices)         Identification No.)
incorporation or
organization)
                              Visual Networks, Inc.
                             1997 Omnibus Stock Plan
                            (Full title of the plan)

                                                                    Copy to:
PETER J. MINIHANE                         NANCY A. SPANGLER, ESQ.
Executive Vice President,                 Piper Marbury Rudnick & Wolfe LLP
Chief Financial Officer and Treasurer     Suite 610, Commerce Executive Park III
Visual Networks, Inc.                     1850 Centennial Park Drive
2092 Gaither Road                         Reston, Virginia  20191-1517
Rockville, Maryland  20850                (703) 391-7100
(301) 296-2300
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED           PROPOSED
                                                        MAXIMUM            MAXIMUM
   TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE        AGGREGATE                AMOUNT OF
    TO BE REGISTERED           REGISTERED(1)(2)         PER SHARE        OFFERING PRICE          REGISTRATION FEE(5)

Common Stock (par value
$.01  per share)                  663,975               $61.56(3)       $40,874,301.00(3)        $11,363.06(3)
                                   32,000               $26.375(4)         $844,000.00(4)           $234.63(4)
                                1,304,025               $32.25(4)       $42,054,806.25(4)        $11,691.24(4)

                                2,000,000 Total Shares                                           $23,288.93  Total Fee
----------------------------------------------------------------------------------------------------------------------


(1) An aggregate of 3,000,000 shares of Common Stock may be offered or issued pursuant to the Visual Networks, Inc. 1997 Omnibus Stock Plan, 993,000 of which were previously registered on Form S-8 (File No. 333-52349), and 2,000,000 of which are registered on this Form S-8.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Visual Networks, Inc. Common Stock reported on the Nasdaq National Market on November 18, 1999 (i.e. $61.56).
(4) Pursuant to 457(h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the price at which options may be exercised under the Visual Networks, Inc. 1997 Omnibus Stock Plan.
(5) Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Visual Networks, Inc. (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 333-52349), with respect to securities offered pursuant to the Corporation's 1997 Omnibus Stock Plan, are hereby incorporated herein by reference.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the General Corporation Law of Delaware ("GCLD"), Section Twelve of the Amended and Restated Certificate of Incorporation (the "Certificate") of the Corporation provides for indemnification of directors and officers of the Corporation, as follows:

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or had agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Also, the Corporation's By-Laws contain indemnification procedures that implement the indemnification provisions of the Certificate. The GCLD permits a corporation to indemnify its directors and officers, among others, against judgments, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe that such conduct was unlawful.

         As  permitted  by  the  GCLD,   Section  Seven  of  the   Corporation's
Certificate   provides  for   limitation   of  liability  of  directors  of  the
Corporation, as follows:

                  No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                                    EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

4.1 Amendment No. 1 to the Visual Networks, Inc. 1997 Omnibus Stock Plan (filed herewith)

4.2 Visual Networks, Inc. 1997 Omnibus Stock Plan (incorporated by reference to the exhibits to the Corporation's Registration
               Statement  on  Form  S-1,   dated  December  4,  1997  (File  No.
               333-41517)

4.3 Amended and Restated Certificate of Incorporation (incorporated by reference to the Exhibits to the Corporation's Quarterly Report on Form 10-Q, dated August 16, 1999 (File No. 000-23699))

4.4 By-Laws (incorporated by reference to the Exhibits to the Corporation's Registration Statement on Form S-1, dated December 4, 1997 (File No. 333-41517), as amended)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1           Consent of Counsel (contained in Exhibit 5.1)

23.2           Consent of Independent Public Accountants (filed herewith)

24.1           Power of Attorney (included in signature pages)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 22nd day of November, 1999.

                              VISUAL NETWORKS, INC.


                              By:         /s/ Scott E. Stouffer
                                   -----------------------------------
                                    Scott E. Stouffer, President and
                                      Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below in so signing also makes, constitutes and appoints Scott E. Stouffer, Peter J. Minihane and Nancy A. Spangler and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement on Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



Signature                                                      Title                                   Date
---------                                                      -----                                   ----

       /s/ Scott E. Stouffer                    Chairman of the Board of Directors,             November 22, 1999
------------------------------------           President and Chief Executive Officer
       Scott E. Stouffer                            (Principal Executive Officer)


       /s/ Peter J. Minihane                      Executive Vice President, Chief               November 19, 1999
------------------------------------              Financial Officer and Treasurer
       Peter J. Minihane                              (Principal Accounting and
                                                          Financial Officer)


       /s/ Grant G. Behrman                                   Director                          November 19, 1999
------------------------------------
       Grant G. Behrman

       /s/ Marc F. Benson                                     Director                          November 18, 1999
------------------------------------
       Marc F. Benson

       /s/ Theodore R Joseph                                  Director                          November 18, 1999
------------------------------------
       Theodore R. Joseph

                                                              Director
------------------------------------
       Ted H. McCourtney

       /s/ Thomas A. Smith                                    Director                          November 18, 1999
------------------------------------
       Thomas A. Smith

       /s/ William J. Smith                                   Director                          November 18, 1999
------------------------------------
       William J. Smith

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

4.1 Amendment No. 1. to the Visual Networks, Inc. 1997 Omnibus Stock Plan (filed herewith)

4.2 Visual Networks, Inc. 1997 Omnibus Stock Plan (incorporated by reference to the exhibits to the Corporation's Registration
               Statement  on  Form  S-1,   dated  December  4,  1997  (File  No.
               333-41517)

4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to the Exhibits to the Corporation's Quarterly Report on Form 10-Q, dated August 16, 1999 (File No. 000-23699))

4.3 By-Laws (incorporated by reference to the Exhibits to the Corporation's Registration Statement on Form S-1, dated December 4, 1997 (File No. 333-41517), as amended)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1           Consent of Counsel (contained in Exhibit 5.1)

23.2           Consent of Independent Public Accountants (filed herewith)

24.1           Power of Attorney (included in signature pages)